Exhibit 99.6

AFFILIATED COMPUTER SERVICES, INC. 2828 N. HASKELL AVE 10TH FLOOR LEGAL DEPARTMENT DALLAS, TX 75204 ATTN: TAS PANOS

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M18003-TEST ONLY	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AFFILIATED COMPUTER SERVICES, INC.

The Board of Directors recommends you vote “FOR” the following proposals:			For	Against	Abstain

1.	To adopt the Agreement and Plan of Merger, dated as of September 27, 2009, as amended by Amendment No.1 to the Agreement and Plan of Merger dated as of December 13, 2009, among Xerox Corporation (“Xerox”), Boulder Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Xerox, and Affiliated Computer Services, Inc. (“ACS”), pursuant to which ACS stockholders will have the right to receive, for each share of ACS Class A common stock held immediately prior to the merger (i) 4.935 shares of Xerox common stock and (ii) $18.60 in cash, and for each share of ACS Class B common stock held immediately prior to the merger (i) 4.935 shares of Xerox common stock, (ii) $18.60 in cash and (iii) a fraction of a share of a new series of preferred stock to be issued by Xerox and designated as Xerox Corporation Series A Convertible Perpetual Preferred Stock.		☐	☐	☐
2.	To approve the adjournment of the ACS special meeting (if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to adopt the merger agreement).		☐	☐	☐

Such other business as may properly come before the meeting or any adjournment thereof.

The execution of this proxy is not intended to, and does not, revoke (1) any prior proxies or powers of attorney other than any such proxy or power of attorney granted in connection with the shares subject hereto or (2) any prior proxy or power of attorney granted in connection with the shares subject hereto other than in accordance with the Delaware General Corporation Law and applicable federal securities laws.

The execution of this proxy will be governed and construed in accordance with the laws of the State of Delaware and applicable federal securities laws.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary,

please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is available at www.proxyvote.com.

M18004-TEST ONLY

AFFILIATED COMPUTER SERVICES, INC.

CONFIDENTIAL VOTING INSTRUCTION CARD FOR [—]

SPECIAL MEETING OF STOCKHOLDERS

ACS SAVINGS PLAN

As a participant in the ACS Savings Plan (the “Plan”), you have the right to direct The Bank of New York Mellon, the Plan Trustee, how to vote the shares of Affiliated Computer Services, Inc. Common Stock allocated to the Plan account at the Special Meeting of Stockholders to be held on [—]. The Plan Trustee will hold your voting instructions in complete confidence except as may be necessary to meet legal requirements.

You may vote by completing, signing, dating and returning this Confidential Voting Instruction Card in the enclosed postage-paid return envelope. If this Confidential Voting Instruction Card is signed and dated but no direction is made, the Plan Trustee will vote the shares allocated to the account in accordance with the recommendations of the Board of Directors. You may also vote by the Internet or by phone as described on the enclosed card.

The Plan Trustee must receive your voting instructions by 11:59 Eastern Standard Time on [—]. If this Confidential Voting Instruction Card is not properly signed, or if it is not received by 11:59 Eastern Standard Time on [—], or if you have not voted by the Internet or phone, the Plan Trustee will not vote the shares allocated to the account.

By signing the reverse side of this Confidential Voting Instruction Card, or by voting using the Internet or phone, you hereby direct The Bank of New York Mellon, the Trustee of the ACS Savings Plan, to vote the full number of shares allocated to the Plan account at the Special Meeting of Stockholders of Affiliated Computer Services, Inc. on [—], and any adjournments thereof, and, in its discretion, upon such other matters as may properly come before such meeting.

(Continued and to be signed on the reverse side)

AFFILIATED COMPUTER SERVICES, INC. 2828 N. HASKELL AVE 10TH FLOOR LEGAL DEPARTMENT DALLAS, TX 75204 ATTN: TAS PANOS

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M18741-TEST ONLY	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AFFILIATED COMPUTER SERVICES, INC.

The Board of Directors recommends you vote “FOR” the following proposals:				For	Against	Abstain

1.		To adopt the Agreement and Plan of Merger, dated as of September 27, 2009, as amended by Amendment No.1 to the Agreement and Plan of Merger dated as of December 13, 2009, among Xerox Corporation (“Xerox”), Boulder Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Xerox, and Affiliated Computer Services, Inc. (“ACS”), pursuant to which ACS stockholders will have the right to receive, for each share of ACS Class A common stock held immediately prior to the merger (i) 4.935 shares of Xerox common stock and (ii) $18.60 in cash, and for each share of ACS Class B common stock held immediately prior to the merger (i) 4.935 shares of Xerox common stock, (ii) $18.60 in cash and (iii) a fraction of a share of a new series of preferred stock to be issued by Xerox and designated as Xerox Corporation Series A Convertible Perpetual Preferred Stock.		☐	☐	☐

2.		To approve the adjournment of the ACS special meeting (if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to adopt the merger agreement).		☐	☐	☐

Such other business as may properly come before the meeting or any adjournment thereof.

The execution of this proxy is not intended to, and does not, revoke (1) any prior proxies or powers of attorney other than any such proxy or power of attorney granted in connection with the shares subject hereto or (2) any prior proxy or power of attorney granted in connection with the shares subject hereto other than in accordance with the Delaware General Corporation Law and applicable federal securities laws.

The execution of this proxy will be governed and construed in accordance with the laws of the State of Delaware and applicable federal securities laws.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is available at www.proxyvote.com.

M18742-TEST ONLY

AFFILIATED COMPUTER SERVICES, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

[—]

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of Affiliated Computer Services, Inc., a Delaware corporation (the “Corporation”), hereby appoints Lynn R. Blodgett, Kevin Kyser and Tas Panos, or any of them, as proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Corporation to be held at Cityplace Conference Center, 2711 North Haskell Avenue, Dallas, Texas 75204, on [—] at 2:00 p.m., Central Time, Dallas, Texas, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present on all matters set forth in the Proxy Statement, and in their discretion upon any other business or matters that may properly come before the meeting or any adjournment or adjournments thereof.

(Continued and to be signed on the reverse side)